UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                              July 5, 2011

SOLTERA MINING CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-51841 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)
10 Cromwell Place, London, United Kingdom (Address of principal executive offices)		SW7 2JN (Zip Code)

Registrant’s telephone number, including area code  303 800 5752

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 3.02.	Unregistered Sales of Equity Securities.

On June 30, 2011, the board of directors authorized the issuance of 7,001,413 restricted units at a subscription price of $0.10 per restricted unit pursuant to the terms and conditions of the Financing Agreement with Goldlake Italia S.p.A.  Each restricted unit consisted of one restricted shares of common stock in the capital of Soltera and one non-transferable share purchase warrants.  Each restricted whole warrant enabled the holder to purchase two additional restricted shares of common stock in the capital of Soltera at a price of $0.15 per restricted share.

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In the closing of the fifth and final tranche of financing, Soltera relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission for the issuance of the restricted units to Goldlake Italia S.p.A. as a non-US subscriber outside the United States.  The value of the restricted units was agreed upon between the parties of the Financing Agreement.  Management is satisfied that Soltera complied with the requirements of the exemption from the registration and prospectus delivery of the Securities Act of 1933.  The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation.  Soltera received from the subscriber certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares and warrants for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares or warrants with any buyer.  No offer was made or accepted in the United States and the share certificates representing the shares were issued bearing a legend with the applicable trading restrictions.

Goldlake Italia S.p.A. has invested an additional and final US$700,141.30 in Soltera under the terms of the Financing Agreement signed on June 9, 2010 in return for 7,001,413 shares at US$0.10 per share plus warrants to subscribe for two additional shares at US$0.15 per share.  This is the fifth and final tranche of funding (the first was US$299,948.70 paid in June 2010, the second was US$200,000 paid in August 2010, the third was $99,955 paid in March 2011, and the fourth was $199,955 in June 2011).  The funds were paid by Goldlake IP S.p.A. on behalf of  Goldlake Italia S.p.A.

The new investment will be used primarily to maintain the license option and for working capital.

See Exhibit 10.22 – Financing Agreement for more details.

Item 7.01.  Regulation FD Disclosure.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.22, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.22 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.22
Financing Agreement dated June 9, 2010 between Soltera Mining Corp. and Goldlake Italia S.p.A., filed as an Exhibit to Soltera’s Form 8-K (Current Report) on June 18, 2010 and incorporated herein by reference.
Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Soltera Mining Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SOLTERA MINING CORP.

Dated: July 5, 2011	By:	/s/ Fabio Montanari
Fabio Montanari – CEO & Director

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